CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 18, 2004, (with respect to the first paragraph of Note 6, April 14, 2004, with respect to the third paragraph of Note 3, October 1, 2004 (not included herein) and with respect to Note 2, September 28, 2006), relating to our audit of the consolidated statements of operations, stockholders' equity and cash flows of CTI Industries Corporation and subsidiaries for the year ended December 31, 2003. We also consent to the references to our firm under the caption "Experts".

Eisner LLP

New York, New York
December 20, 2006

Eisner

Eisner LLP
Accountants and Advisors

750 Third Avenue
New York, NY 10017-2703
Tel 212.949.8700 Fax 212.891.4100
www.eisnerllp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
CTI Industries Corporation

We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of CTI Industries Corporation and subsidiaries (the "Company") for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of the Company for the year ended December 31, 2003, in conformity with generally accepted accounting principles in the United States of America.

Eisner LLP

New York, New York
February 18, 2004

With respect to the first paragraph of Note 6
April 14, 2004

With respect to the third paragraph of Note 3
October 1, 2004 (not presented herein)

We respect to Note 2
September 28, 2006